UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-13610	75-6446078
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252

(Address of principal executive offices)

(972) 349-3200

(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

One of CIM Commercial Trust Corporation’s (“CMCT”) investments is a multifamily structure located at 47 East 34th Street, New York, New York 10016. Prior to the acquisition of the property by the predecessor to CMCT, the former owners of the property enrolled the property in a property tax abatement program under Section 421-a of the N.Y. Real Property Tax Law. At the time the predecessor to CMCT acquired the property, the property was being used for corporate housing. This use continued from the time of acquisition and will terminate in March 2015. The New York State Attorney General’s office recently determined that the use of the property for corporate housing was inconsistent with the tax abatement program. In cooperation with the New York State Attorney General, CMCT has agreed to refund tax abatements received during the period it owned the property while it was being used for corporate housing and pay certain costs, for a total amount of approximately $4.7 million. This agreement does not affect the ability of the property to receive tax abatements in the future.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2015

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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